10F-3 Report
CGCM High Yield Fund
	9/1/2015		through	2/29/2016

Issuer Name	Sub-Adviser	Trade Date	Selling Dealer	Offering Size	Total Amt. Allocated	Purchase Price
Frontier Communications	Western Asset	9/11/2015	JP Morgan	1,000,000,000	40,000	100.00
Frontier Communications	Western Asset	9/11/2015	JP Morgan	2,000,000,000	300,000	100.00
Frontier Communications	Western Asset	9/11/2015	JP Morgan	3,600,000,000	420,000	100.00
Iron Mountain	Western Asset	9/24/2015	Banc of America	1,000,000,000	460,000	100.00
Greatbatch Ltd	Western Asset	10/20/2015	Credit Suisse	360,000,000	260,000	100.00
L Brands	Western Asset	10/27/2015	Banc of America	1,000,000,000	360,000	100.00
First Data	Western Asset	10/29/2015	Banc of America	3,400,000,000	670,000	100.00
T-Mobile	Western Asset	11/2/2015	Deutsche Bank	2,000,000,000	810,000	100.00
Sabre GLBL	Western Asset	11/4/2015	Goldman Sachs	500,000,000	130,000	100.00
First Data	Western Asset	11/5/2015	Deutsche Bank	2,200,000,000	330,000	100.00
Molina Healthcare	Western Asset	11/5/2015	Sun Trust Capital Markets	700,000,000	330,000	100.00
Charter Communications	Western Asset	11/5/2015	Credit Suisse	2,500,000,000	570,000	100.00
HCA, Inc.	Western Asset	11/9/2015	Barclays Capital	1,000,000,000	220,000	100.00
Team Health Inc.	Western Asset	11/13/2015	Citigroup Global Markets	545,000,000	260,000	100.00
Constellation Brands	Western Asset	11/19/2015	Banc of America	400,000,000	160,000	100.00
Aramark Services	Western Asset	12/3/2015	JP Morgan	400,000,000	100,000	100.00
Anheuser Busch InBev	Western Asset	1/13/2016	Merrill Lynch	6,000,000,000	90,000	99.166
Anheuser Busch InBev	Western Asset	1/13/2016	Merrill Lynch	11,000,000,000	260,000	99.765
Anheuser Busch InBev	Western Asset	1/13/2016	Deutsche Bank Securities	7,500,000,000	105,000	99.687
Anheuser Busch InBev	Western Asset	1/13/2016	Deutsche Bank Securities	6,000,000,000	180,000	99.621
Anheuser Busch InBev	Western Asset	1/13/2016	Barclays Capital	11,000,000,000	260,000	99.833
Centene Corp.	Western Asset	1/28/2016	Wells Fargo	1,400,000,000	240,000	100.00
Centene Corp.	Western Asset	1/28/2016	Wells Fargo	1,000,000,000	160,000	100.00
Acadia Healthcare	Western Asset	2/4/2016	Banc of America Securities	390,000,000	100,000	100.00
CCO Holdings	Western Asset	2/4/2016	Deutsche Bank Securities	1,700,000,000	50,000	100.00
Presitge Brands Holdings	Western Asset	2/16/2016	Barclays Capital	350,000,000	180,000	100.00
MPT Finance	Western Asset	2/17/2016	Banc of America Securities	500,000,000	120,000	100.00
General Motors	Western Asset	2/18/2016	Goldman Sachs	1,250,000,000	70,000	99.92
General Motors	Western Asset	2/18/2016	Goldman Sachs	750,000,000	30,000	99.909